                            FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT to Lease (the "Fifth Amendment") is made as of this day of January, 2000 by and between Parkside Salt Lake Corporation, a Delaware corporation ("Landlord") and Crown Energy Corporation, a Utah corporation ("Tenant") with reference to the following facts:

A. Landlord is the Owner of that certain building located at 215 S. State Street, Salt Lake City, Utah ("Property");

B. Landlord's predecessor in interest, State of California Public Employees' Retirement System, and Tenant entered into a certain Lease Agreement dated August 20, 1993 (the "Initial Lease Agreement") which was amended by a First Amendment to Lease dated September 16, 1996, a Second Amendment to Lease dated June 30, 1998, a third Amendment to Lease dated December 21, 1998 and a Fourth Amendment to Lease dated July 26, 1999 (collectively the "Lease").

C. American Realty Advisors ("American") is the real estate investment manager to the Landlord and has the responsibility for operating the Property in accordance with the fiduciary and other responsibilities imposed by ERISA and such other laws as impact American's relationship to its client.

D. Landlord and Tenant desire to further amend the Lease by reducing the Premises upon terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. DEFINITIONS. Each capitalized term used in this Fifth Amendment to Lease shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2. SQUARE FOOTAGE. Landlord and Tenant hereby agree that effective on February 1, 2000, Tenant's Premises shall be reduced by approximately 356 rentable square feet. Therefore, Tenant's Premises shall consist of 10,284 rentable square feet as shown on the attached Exhibit "A" (the "Premises").

3. BASIC OPERATING COSTS. PROPORTIONATE SHARE AND BASE YEAR. Tenant's Proportionate Share shall be changed effective on February 1, 2000 to 5.49%.

4. BASIC ANNUAL RENT. Effective on February 1, 2000, Basic Annual Rent for Tenant's Leased Premises shall be due on the first day of each and every month as follows:

Period                            Annual Rent             Monthly Installments
                                  -----------             --------------------
 2/1/00 - 11/30/00                $180,278.52             $15,023.51
12/1/00 - 11/30/01                $186,140.40             $15,511.70
12/1/01 - 11/30/02                $192,207.96             $16,017.33
12/1/02 - 11/30/03                $198,172.68             $16,514.39
12/1/03 - 11/30/04                $205,165.80             $17,097.15

5. TENANT IMPROVEMENTS. Landlord and Tenant acknowledge and agree that Tenant has not used the tenant improvement allowance (the "Improvement Allowance") given in the Fourth Amendment to Lease. Therefore, due to Tenant's reduction of its Premises, the Improvement Allowance shall be adjusted and shall equal $10.00 per usable square foot based on 3,201 usable square feet or $32,010.00.

6. PARKING. Landlord's predecessor in interest, State of California Public Employees' Retirement system, and Tenant have previously entered into a Parking Agreement dated effective as of August 20, 1993 (the "Parking Agreement"). Landlord and Tenant hereby ratify the aforementioned Parking Agreement and agree to modify said agreement as follows: Effective on February 1, 2000, the number of unreserved Passes shall be decreased by one
(1) to a total number of sixteen (16). The number of reserved Passes shall remain the same at five (5). The cost of the reserved and unreserved stalls shall be at the rates currently being charged by the parking garage operator, subject to periodic market adjustments.

7. BINDING. The Lease, as amended, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Fifth Amendment, the terms of this Fifth Amendment shall control. This Fifth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

8. BROKER. Tenant represents to Landlord that except for NAI Utah Commercial Real Estate, Inc. (the "Broker"), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Fifth Amendment, and no other such person initiated or participated in the negotiation of this Fifth Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorney's fees) arising from either (a) a claim for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Fifth Amendment, or (b) a claim of, or right to lien under the statutes of Utah relating to real estate broker liens with respect to any such broker retained by Tenant.

9. SUBMISSION. Submission of this Fifth Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Fifth Amendment unless and until this Fifth Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Fifth Amendment to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) days after such delivery.

10. LIMIT OF LIABILITY. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if landlord is in breach or default with respect to Landlord's obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Property for the Satisfaction of Tenant's remedies or judgments.

11. FULL FORCE AND EFFECT. All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment is executed as of the day and year aforesaid.

TENANT:                                    LANDLORD:

Crown Energy Corporation,                  Parkside Salt Lake Corporation
a Utah corporation

By: /s/ [ILLEGIBLE]                        By: /s/ [ILLEGIBLE]
   ----------------------------               ------------------------------


Title: President                          Title: Asset Manager
      -------------------------                 ----------------------------



Date: 1/7/00                               Date: 1/11/2000
     --------------------------                 -----------------------------